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                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            EMBASSY ACQUISITION CORP.



         Pursuant to Section 607.1007 of the Florida Business Corporation Act, the undersigned corporation on this date hereby restates its Articles of Incorporation by deleting therefrom in their entirety Article I through Article XII and by substituting in their place Article I through Article XI below.

                                ARTICLE I - NAME
                                ----------------

         The name of the corporation is Orthodontix, Inc. (the "Corporation").

                              ARTICLE II - PURPOSE
                              --------------------

         The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

                           ARTICLE III - CAPITAL STOCK
                           ---------------------------

         The Corporation is authorized to issue the following shares of capital stock: (a) 100,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"); and (b) 100,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"). The voting rights, the rights of redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.

         The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT
                    ----------------------------------------

         The name of the registered agent of the Corporation and the street address of the registered office of this Corporation is:

                                            Berman, Wolfe & Rennert, P.A.
                                            100 S.E. Second Street, 35th Floor
                                            Miami, FL 33131
                                            Attention:  Charles J. Rennert, Esq.


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                      ARTICLE V - CORPORATE MAILING ADDRESS
                      -------------------------------------

         The principal office and mailing address of the Corporation is:

                                     2222 Ponce de Leon, 3rd Floor
                                     Coral Gables, FL 33134


                               ARTICLE VI - POWERS
                               -------------------

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                  ARTICLE VII - DIRECTOR-CONFLICTS OF INTEREST
                  --------------------------------------------

         No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                 ARTICLE VIII - NO ANTI-TAKEOVER LAW GOVERNANCE
                 ----------------------------------------------

         The Corporation shall not be governed by Sections 607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.


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                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                             ARTICLE X - FISCAL YEAR
                             -----------------------

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

                              ARTICLE XI - DURATION
                              ---------------------

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

         The foregoing Restated Articles of Incorporation were approved by unanimous written consent of the Board of Directors and by a majority of the stockholders at a special meeting of stockholders. The number of stockholder votes cast were sufficient for approval of the Restated Articles of Incorporation.

         The undersigned has executed these Restated Articles of Incorporation this 16th day of April, 1998.

                                        EMBASSY ACQUISITION CORP.



                                        By:  /s/ Glenn L. Halpryn
                                             -----------------------------------
                                             Glenn L. Halpryn, President